UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 11, 2005
PREMIUM STANDARD FARMS, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-64180 (Commission File Number)	43-1755411 (IRS Employer Identification No.)

805 Pennsylvania Ave., Suite 200, Kansas City, Missouri (Address of Principal Executive Offices)	64105 (Zip Code)
Registrant’s Telephone Number, Including Area Code: (816) 472-7675
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 11, 2005, Premium Standard Farms, Inc. (“Premium”) amended the PSF Group Holdings, Inc. 1999 Equity Incentive Plan (the “Plan”) to enable certain holders of stock options to use alternate methods of paying the exercise price (e.g., net exercise) and withholding taxes (e.g., broker-assisted exercises) in connection with the exercise of stock option awards. Awards under the Plan to John M. Meyer, Robert W. Manly, Stephen A. Lightstone, and Calvin R. Held have been amended as contemplated by the amendment to the Plan.
     A copy of the amendment is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Exhibits.
     (c) The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit

10.1	First Amendment to the PSF Group Holdings, Inc. 1999 Equity Incentive Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIUM STANDARD FARMS, INC.
By:	/s/ Stephen A. Lightstone
Name:	Stephen A. Lightstone
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: November 14, 2005

EXHIBIT INDEX
The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit

10.1	First Amendment to the PSF Group Holdings, Inc. 1999 Equity Incentive Plan